Houlihan Lokey Reports First Quarter Fiscal 2018 Financial Results

– Record First Quarter Fiscal 2018 Revenue of $217 million, up 20% Year-Over-Year –
– First Quarter Fiscal 2018 Diluted EPS of $0.59, up 103% Year-Over-Year –
– Adjusted First Quarter Fiscal 2018 Diluted EPS of $0.50, up 43% Year-Over-Year –
– Announces Dividend of $0.20 per Share for Second Quarter Fiscal 2018 –

LOS ANGELES and NEW YORK - July 25, 2017 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey”, the “Company”), the global investment bank, today reported financial results for its first quarter ended June 30, 2017. For the first quarter, total revenue grew 20% to a first quarter record of $217 million, as compared with $181 million for the first quarter ended June 30, 2016.
Net income grew 102% to $39 million, or $0.59 per diluted share, for the first quarter ended June 30, 2017, compared with $19 million, or $0.29 per diluted share, for the first quarter ended June 30, 2016. Adjusted net income for the first quarter ended June 30, 2017 grew 41% to $33 million, or $0.50 per diluted share, compared with $23 million, or $0.35 per diluted share, for the first quarter ended June 30, 2016.
"We achieved another record for the first quarter of the fiscal year and we have now experienced five consecutive quarters of double-digit revenue growth versus the prior year period. Moreover, we continue to be pleased to have all three of our business segments reporting quarterly revenue growth from the previous year. Our firm remains committed to building shareholder value through ongoing investments, and to further diversifying our business model to enable us to be successful in varying market environments,” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.
Selected Financial Data
(Unaudited and in thousands, except per share data)

	U.S. GAAP
	Three Months Ended June 30,
	2017	2016
Fee revenue	$217,491	$180,774
Operating expenses:
Employee compensation and benefits	145,509	121,804
Non-compensation expenses	25,109	26,109
Total operating expenses	170,618	147,913
Operating income	46,873	32,861
Other income (expense), net	1,506	(908)
Income before provision for income taxes	48,379	31,953
Provision for income taxes	9,135	12,542
Net income attributable to Houlihan Lokey, Inc.	$39,244	$19,411

Diluted net income per share of common stock	$0.59	$0.29

Revenues

For the first quarter ended June 30, 2017, total fee revenue grew 20% to $217 million from $181 million for the first quarter ended June 30, 2016. For the quarter, Corporate Finance (“CF”) revenues increased 29%, Financial Restructuring (“FR”) revenues increased 5%, and Financial Advisory Services (“FAS”) revenues increased 21% when compared with the first quarter ended June 30, 2016.

Expenses

The Company’s employee compensation and benefits and non-compensation expenses during the periods presented and described below are on a GAAP, an adjusted, and an adjusted awarded basis, as appropriate.

(Unaudited and in thousands)

	Three Months Ended June 30,
	U.S. GAAP		Adjusted (Non-GAAP)*
	2017	2016	2017	2016
Expenses:
Employee compensation and benefits	$145,509	$121,804	$139,196	$115,274
% of Revenues	66.9%	67.4%	64.0%	63.8%
Non-compensation expenses	$25,109	$26,109	$25,109	$26,109
% of Revenues	11.5%	14.4%	11.5%	14.4%
Total operating expenses	$170,618	$147,913	$164,305	$141,383
% of Revenues	78.4%	81.8%	75.5%	78.2%

Adjusted awarded employee compensation and benefits			$142,457	$118,408
% of Revenues			65.5%	65.5%
*Note: The adjusted and adjusted awarded figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Total operating expenses were $171 million for the first quarter ended June 30, 2017, an increase of 15% when compared with $148 million in operating expenses for the first quarter ended June 30, 2016. Employee compensation and benefits expenses were $146 million for the first quarter ended June 30, 2017, compared with $122 million for the first quarter ended June 30, 2016. The increase in employee compensation and benefits expenses was primarily a result of the growth in revenues for the quarter.
Total adjusted operating expenses were $164 million for the first quarter ended June 30, 2017, an increase of 16% when compared with $141 million in adjusted operating expenses for the first quarter ended June 30, 2016. Adjusted employee compensation and benefits expenses were $139 million for the first quarter ended June 30, 2017, compared with $115 million for the first quarter ended June 30, 2016. The increase in adjusted employee compensation and benefits expenses were primarily a result of the growth in revenues for the quarter. This resulted in an adjusted awarded compensation ratio of 65.5% for the first quarter ended both June 30, 2017 and June 30, 2016.
Non-compensation expenses were $25 million for the first quarter ended June 30, 2017, compared with $26 million for the first quarter ended June 30, 2016. Non-compensation expenses decreased primarily as a result of lower general operating expenses during the first quarter fiscal 2018.

Segment Reporting for the First Quarter

For the first quarter ended June 30, 2017, Corporate Finance revenue grew 29% to $124 million, compared with $96 million during the first quarter ended June 30, 2016. The growth in revenues was driven by an increase in the number of closed transactions, as well as an increase in average transaction fees on closed transactions. CF closed 52 transactions in the first quarter, versus 48 transactions in the same quarter last year. Segment profit was $42 million for the first quarter ended June 30, 2017, compared with $23 million for the first quarter ended June 30, 2016, an increase of 78%. Segment profitability increased as a result of a decrease in employee compensation and benefits expenses as a percentage of revenues and a decrease in non-compensation expenses as a percentage of revenues.

(Unaudited and $ in thousands)

	Three Months Ended June 30,
	2017	2016
Corporate Finance
Revenues	$123,999	$96,036
Segment Profit¹	41,576	23,372
# of MDs	92	93
# of Closed Transactions	52	48
For the first quarter ended June 30, 2017, Financial Restructuring revenue grew 5% to $59 million, compared with $56 million during the first quarter ended June 30, 2016. The growth in revenues was driven by an increase in the number of closed transactions. FR closed 18 transactions in the first quarter ended June 30, 2017 versus 10 transactions in the first quarter ended June 30, 2016. Segment profit was $11 million for the first quarter ended June 30, 2017, compared with $17 million for the first quarter ended June 30, 2016, a decrease of (36)%. Segment profitability decreased as a result of an increase in employee compensation and benefits expenses as a percentage of revenues, partially offset by a decrease in non-compensation expenses as a percentage of revenues.

(Unaudited and $ in thousands)

	Three Months Ended June 30,
	2017	2016
Financial Restructuring
Revenues	$59,029	$56,330
Segment Profit¹	10,735	16,704
# of MDs	41	45
# of Closed Transactions	18	10
For the first quarter ended June 30, 2017, Financial Advisory Services revenue grew 21% to $34 million, compared with $28 million in the first quarter ended June 30, 2016. Revenues for FAS increased primarily as a result of strong performance by our transaction opinion, transaction advisory, portfolio valuation and new IP businesses. Segment profit was $8 million for the first quarter ended June 30, 2017, compared with $7 million for the first quarter ended June 30, 2016, an increase of 26%. Segment profitability increased primarily as a result of the corresponding increase in revenues. FAS generated 550 fee events in the first quarter ended June 30, 2017, versus 463 fee events during the same quarter last year.

(Unaudited and $ in thousands)

	Three Months Ended June 30,
	2017	2016
Financial Advisory Services
Revenues	$34,463	$28,408
Segment Profit¹	8,462	6,735
# of MDs	39	32
# of Fee Events[2]	550	463

1.
We adjust the compensation expense for a business segment in situations where an employee assigned to one business segment is performing work in another business segment and we want to adequately reflect the compensation expense in the business segment where the revenue is being booked.

2.	A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of $1,000.

Balance Sheet and Capital Allocation

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.20 per share of Class A and Class B common stock. The dividend will be payable on September 15, 2017 to stockholders of record as of the close of business on September 1, 2017.

For the first quarter ended June 30, 2017, the Company repurchased 168,246 shares of its common stock in open market purchases at an average price of $34.24 per share, for a total cost of $5.8 million.

As of June 30, 2017, the Company had $202 million of cash and cash equivalents and investment securities, and loans payable aggregating $18 million.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Tuesday, July 25, 2017, to discuss its first quarter fiscal 2018 results. The number to call is 1-877-591-4959 (domestic) or 1-719-325-4880 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available on July 25, 2017 through August 1, 2017, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 1331989#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Adjusted net income, total and on a per share basis, and adjusted operating expenses are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. Adjusted net income and adjusted operating expenses remove the significant accounting impact of one-time charges associated with the Company’s IPO and other matters, as set forth in the tables at the end of this release.

Adjusted net income and adjusted operating expenses as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, adjusted net income is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of adjusted net income and a reconciliation with net income, as well as a reconciliation of the specific line items in adjusted operating expenses, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey
Houlihan Lokey (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, valuation, and strategic consulting. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm’s commitment to client success across its advisory services. Houlihan Lokey is ranked as the No. 1 M&A advisor for all U.S. transactions, the No. 1 global restructuring advisor, and the No. 1 global M&A fairness opinion advisor over the past 20 years, according to Thomson Reuters. For more information, please visit www.HL.com.

Contact Information:

Investor Relations: 212-331-8225 IR@HL.com	OR	Public Relations: 212-331-8223 PR@HL.com

Appendix

Consolidated Balance Sheet (Unaudited)
Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

Houlihan Lokey, Inc.
Consolidated Balance Sheet
(In thousands, except share data and par value)

	June 30, 2017	March 31, 2017
	(unaudited)	(audited)
Assets
Cash and cash equivalents	$183,221	$300,314
Restricted cash	—	192,372
Investment securities	19,075	—
Accounts receivable, net of allowance for doubtful accounts	62,480	60,718
Unbilled work in process	35,651	57,682
Receivable from affiliates	11,912	10,913
Property and equipment, net of accumulated depreciation	32,107	30,416
Goodwill and other intangibles	717,619	715,343
Other assets	18,411	17,949
Total assets	$1,080,476	$1,385,707
Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	$199,644	$336,465
Accounts payable and accrued expenses	39,391	41,655
Income taxes payable	6,984	4,937
Deferred income	9,181	3,717
Deferred income taxes	33,867	31,196
Forward repurchase liability	—	192,372
Loan payable to affiliate	—	15,000
Loans payable to former shareholders	5,376	5,482
Loan payable to non-affiliate	12,127	12,080
Other liabilities	8,971	12,348
Total liabilities	$315,541	$655,252

Redeemable noncontrolling interest	3,913	3,838

Stockholders' equity:
Class A common stock, $0.001 par value per share. Authorized 1,000,000,000 shares; issued and outstanding 23,380,744 and 22,026,811 shares at June 30 and March 31, 2017, respectively	23	22
Class B common stock, $0.001 par value per share. Authorized 1,000,000,000 shares; issued and outstanding 43,575,698 and 50,883,299 shares at June 30 and March 31, 2017, respectively	44	51
Treasury stock, at cost; 0 and 6,900,000 shares at June 30 and March 31, 2017, respectively	—	(193,572)
Additional paid-in capital	664,304	854,750
Retained earnings	113,507	87,407
Accumulated other comprehensive loss	(16,856)	(21,917)
Stock subscription receivable	—	(124)
Total stockholders' equity	761,022	726,617
Total liabilities and stockholders' equity	$1,080,476	$1,385,707

Houlihan Lokey, Inc.
Consolidated Statement of Income
(Unaudited and in thousands, except share and per share data)

	Three Months Ended June 30,
	2017	2016
Fee revenue	$217,491	$180,774

Operating expenses:
Employee compensation and benefits	145,509	121,804
Travel, meals, and entertainment	5,678	5,930
Rent	7,190	7,034
Depreciation and amortization	1,974	2,239
Information technology and communications	4,276	4,386
Professional fees	2,387	2,357
Other operating expenses	2,990	3,424
Provision for bad debt	614	739
Total operating expenses	170,618	147,913

Operating income	46,873	32,861

Other income (expense), net	1,506	(908)
Income before provision for income taxes	48,379	31,953

Provision for income taxes	9,135	12,542
Net income attributable to Houlihan Lokey, Inc.	$39,244	$19,411

Attributable to Houlihan Lokey, Inc. common stockholders:
Weighted average shares of common stock outstanding:
Basic	62,343,589	60,565,671
Fully Diluted	66,370,249	66,345,599
Net income per share of common stock:
Basic	$0.63	$0.32
Fully Diluted	$0.59	$0.29

Houlihan Lokey, Inc.
Reconciliation of GAAP to Adjusted Financial Information
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,
	2017	2016
Fee revenue	$217,491	$180,774

Employee Compensation and Benefits
Employee Compensation and Benefits (GAAP)	$145,509	$121,804
Less/Plus: Adjustments[1]	(6,313)	(6,530)
Employee Compensation and Benefits (Adjusted)	139,196	115,274
Less/Plus: Adjustments[2]	3,261	3,134
Employee Compensation and Benefits (Adjusted Awarded)	142,457	118,408

Non-Compensation Expenses
Non-Compensation Expenses (GAAP)	$25,109	$26,109
Less/Plus: Adjustments	—	—
Non-Compensation Expenses (Adjusted)	25,109	26,109

Operating Income
Operating Income (GAAP)	$46,873	$32,861
Less/Plus: Adjustments[3]	6,313	6,530
Operating Income (Adjusted)	53,186	39,391

Other Income (Expenses), net
Other Income (Expenses), net (GAAP)	$1,506	($908)
Less/Plus: Adjustments[4]	(1,386)	—
Other Income (Expenses), net (Adjusted)	120	(908)

Provision for Income Taxes
Provision for Income Taxes (GAAP)	$9,135	$12,542
Less/Plus: Adjustments[5]	11,294	2,563
Provision for Income Taxes (Adjusted)	20,429	15,104

Net Income
Net Income (GAAP)	$39,244	$19,411
Less/Plus: Adjustments[6]	(6,367)	3,967
Net Income (Adjusted)	32,877	23,378

Diluted adjusted net income per share of common stock	$0.50	$0.35

____________________________
Note: Figures may not sum due to rounding.
1. Consists of pre-IPO grant vesting, including grants re-awarded following forfeiture, if any (($6,313) in Q1 FY18; ($6,530) in Q1 FY17).
2. Reflects (i) the expected vesting of grants that were made in prior year periods that were expensed during the period plus any unvested grants that were forfeited during the period (($7,387) in Q1 FY18 and ($6,281) in Q1 FY17), and (ii) estimated normal year-end grants of deferred stock during the period ($10,648 in Q1 FY18 and $9,415 in Q1 FY17).
3. Includes pre-IPO grant vesting, including grants re-awarded following forfeiture, if any.
4. Includes the reduction of an earnout liability in Q1 FY18 of ($1,386).
5. Includes (i) the tax impact as a result of the adoption of ASU No. 2016-09, Compensation - Stock Compensation which resulted in a decrease to the provision for income taxes due to the acceleration of vesting of share awards on February 14, 2017, and (ii) the tax impact of described adjustments.
6. Consists of the adjustments described above net of the tax impact of described adjustments.